Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, American General Institutional Capital A Capital Securities-Backed Series 2002-17

*CUSIP:	21988G353	Class	A-1
	21988GCA2	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 9, 2014.

INTEREST ACCOUNT

Balance as of December 2, 2013		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of November 19, 2013 Call Price received on May 9, 2014 Call Date upon exercise of Call Warrants by 100% of the holders thereof.		$15,317,104.92

LESS:
Distribution of interest cash to Class A-1 Holders on May 9, 2014 Call Date	-$	1,989,021.95
Distribution of interest cash to Class A-2 Holders on May 9, 2014 Call Date	-$	13,328,082.97
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of May 9, 2014		$0.00

PRINCIPAL ACCOUNT

Balance as of December 2, 2013		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of May 9, 2014 Call Price received on May 9, 2014 Call Date upon exercise of Call Warrants by 100% of the holders thereof		$73,991,000.00

LESS:
Distribution of principal cash to Class A-1 Holders on May 9, 2014 Call Date	-$	73,991,000.00
Distribution of $73,991,000 principal amount of underlying securities to exercising Call Warrants holders on May 9, 2014 Call Date	-$	0.00
Balance as of May 9, 2014		$0.00

UNDERLYING SECURITIES HELD AS OF May 9, 2014

Principal Amount	Title of Security
$0	AIG Life Holdings Inc. 7.57% due December 1, 2045 *CUSIP 00138GAB5, formerly American General Institutional Capital A 7.57% Capital Securities due December 1, 2045
*CUSIP 02637VAA6

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

5